CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cyclo3pss Corporation for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 25, 1997, with respect to the consolidated financial statements of Cyclo3pss Corporation included in its Annual Report (Form 10-KSB) for the year ended February 28, 1997, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG, LLP

Salt Lake City, Utah
December 8, 1997

                                      12